EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

August Technology Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-45848, 333-45850, 333-67248, 333-113498, 333-118366) on Form S-8 of August Technology Corporation of our reports dated March 7, 2005, except as to Note 2 to the consolidated financial statements, which is as of November 8, 2005, with respect to the consolidated balance sheets of August Technology Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and our report dated March 7, 2005, except as to the second through final paragraphs of  Management’s Report on Internal Control over Financial Reporting (as Restated), which are as of November 8, 2005, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in this Annual Report on Form 10-K/A of August Technology Corporation filed with the Securities and Exchange Commission.

Our report on Internal Control over Financial Reporting expresses our opinion that August Technology Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that state that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: August Technology Corporation did not have effective policies and procedures, or personnel with sufficient technical knowledge of revenue recognition principles, to ensure that multi-element arrangements and related software revenue components were accounted for in accordance with generally accepted accounting principles.  Specifically, August Technology Corporation’s policies and procedures did not provide for sufficient identification of contract terms, or concurrent transactions, that impact the timing of revenue recognition.

/s/ KPMG LLP

Minneapolis, Minnesota

November 9, 2005